Exhibit 10.f


Consent of Independent Public Accountants


As Independent Public Accountants, we hereby consent to the use in this Annual Report on Form 20-F, filed by Localiza Master Franchisee Argentina S.A. (File No. 333-8128-04), which is incorporated by reference in the Registration Statement on Form F-3 (Registration No. 333-13852-04), of our reports dated February 12, 2001 and March 11, 2002, relating to the financial statements of Localiza Master Franchisee Argentina S.A. as of November 30, 1998 and 1999, December 31, 1999, 2000 and 2001 and for the years in the period ended November 30, 1998 and 1999, and December 31, 2000 and 2001, and for the one-month period ended December 31,1999, which are included in such Annual Report.


/s/ Karen Grigorian
    Partner
Buenos Aires, Argentina, June 28, 2002